CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statements of Additional Information constituting parts of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 25, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report to the Shareholders of Colonial International Equity Fund, a series of Colonial Trust VI, and our reports dated August 11, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Reports to Shareholders of Colonial U.S. Stock Fund, Colonial Small Cap Value Fund, Colonial Equity Income Fund and Colonial Aggressive Growth Fund, each a series of Colonial Trust VI, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "The Fund's Financial History" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
October 19, 1998